EXHIBIT 23.1


                          Independent Auditors' Consent

     We consent to the incorporation by reference in the Registration Statements (Form S-8 Registration No. 33-93480, Form S-8 Registration No. 333-15529, Post Effective Amendment No. 1 to Form S-8 No. 333-8416 and Form S-3 Registration No. 33-61402) of our report dated February 28, 2003, with respect to the consolidated financial statements and schedule of Storage Engine, Inc. for the year ended December 31, 2002 included in the Annual Report (Form 10-K) filed with the Securities and Exchange Commission.






/s/ EISNER, LLP (formerly Richard A. Eisner & Company, LLP)


New York, New York

March 28, 2003